As filed with the U.S. Securities and Exchange Commission on May 13, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QXO, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1633636 (I.R.S. Employer Identification No.)

Five American Lane Greenwich, Connecticut (Address of Principal Executive Offices)	06831 (Zip Code)

QXO, Inc. 2024 Omnibus Incentive Compensation Plan

(Full title of the plan)

Christopher Signorello

Chief Legal Officer
Five American Lane

Greenwich, CT 06831
(Name and address of agent for service)

(888) 998-6000

(Telephone number, including area code, of agent for service)

With copies to:
David S. Huntington

David E. Sobel
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, QXO, Inc. (“QXO” or the “Registrant”) has prepared this registration statement on Form S-8 (this “Registration Statement”) to register 45,659,927 additional shares of QXO’s common stock under the QXO, Inc. 2024 Omnibus Incentive Compensation Plan (the “Plan”) pursuant to the automatic annual increase in the Plan previously approved by QXO’s board of directors and stockholders. The contents of the Registration Statement on Form S-8 (Registration No. 333-281106), filed with the Securities and Exchange Commission (the “SEC”) on July 30, 2024, are hereby incorporated by reference and made a part hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the SEC, are incorporated herein by reference (other than information furnished and not filed, including under Item 2.02 or 7.01, in Current Reports on Form 8-K):

1.	The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2025 (filed on February 27, 2026);
2.	The Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2026 (filed on May 12, 2026);
3.	The Registrant’s Current Reports on Form 8-K filed on January 5, 2026, January 12, 2026, January 15, 2026, January 20, 2026, February 11, 2026, March 17, 2026, April 1, 2026 , April 20, 2026, May 8, 2026 and May 11, 2026.
4.	The description of the Registrant’s common stock contained in the Registrant’s Fifth Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 6, 2024, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed amendment hereto or document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Fifth Amended and Restated Certificate of Incorporation of QXO, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on June 6, 2024).
4.2	Amended and Restated Bylaws of QXO, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 8-K filed on June 6, 2024).
4.3	QXO, Inc. 2024 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on June 5, 2024).
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.*
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Marcum LLP, Independent Registered Public Accounting Firm.*
23.3	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*
23.4	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*
23.5	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as Exhibit 5.1).*
24.1	Power of Attorney (included on the signature page of this Form S-8).*
107	Filing Fee Table.*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, and State of Connecticut, on this 13th day of May, 2026.

QXO, INC.

By:	/s/ Brad Jacobs
Name: Brad Jacobs
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Ihsan Essaid and Christopher Signorello, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on May 13, 2026.

Signature	Title

/s/ Brad Jacobs	Chairman and Chief Executive Officer (Principal Executive Officer)
Brad Jacobs

/s/ Ihsan Essaid	Chief Financial Officer (Principal Financial Officer)
Ihsan Essaid

/s/ Robert Loughran	Interim Chief Accounting Officer (Principal Accounting Officer)
Robert Loughran

/s/ Allison Landry	Lead Independent Director
Allison Landry

/s/ Jason Aiken	Director
Jason Aiken

/s/ Marlene Colucci	Director
Marlene Colucci

/s/ Mario Harik	Director
Mario Harik

/s/ Mary Kissel	Director
Mary Kissel

/s/ Jared Kushner	Director
Jared Kushner